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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3) and related Prospectus of Computer Sciences Corporation registering $200,000,000 principal amount of Notes of Computer Sciences Corporation and to the incorporation by reference therein of our report dated May 1, 1996, with respect to the consolidated financial statements of The Continuum Company, Inc. included in the Annual Report of Computer Sciences Corporation for the year ended April 3, 1998 filed with the Securities and Exchange Commission.

Austin, Texas                                              /s/ ERNST & YOUNG LLP
February 19, 1999